EXHIBIT 3.2

BY-LAWS OF MIFFLINBURG BANCORP, INC.

EFFECTIVE DATE: August 17, 2017

These By-Laws are supplemental to the Pennsylvania Business Corporation Law and other applicable provisions of law, as the same shall from time to time be in effect.

ARTICLE I. MEETINGS OF SHAREHOLDERS.

Section 101. Place of Meetings. All meetings of the shareholders shall be held at such place or places, within or without the Commonwealth of Pennsylvania, as shall be determined by the Board of Directors from time to time.

Section 102. Annual Meetings. The annual meeting of the shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such date and hour as may be fixed by the Board of Directors.

102.1         Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable law.

102.2         Any proposal presented by a shareholder must comply with paragraph 18.C of the Articles of Incorporation.

Section 103. Special Meetings. Special meetings of the shareholders may be called only in the manner provided in the Corporation’s Articles of Incorporation. It shall be the duty of the Secretary of the Corporation to fix the date of a duly called special meeting, to be held not less than twenty (20) days nor more than sixty (60) days after receipt of the call of the meeting, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting or give notice thereof, the person or persons calling the meeting may do so. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto.

Section 104. Conduct of Shareholders’ Meetings. The Chair or, in the absence of the Chair, the Vice Chair of the Board shall preside at all shareholders’ meetings.

104.1         In the absence of the Chair or Vice Chair of the Board, the President shall preside or, in his/her absence, any Officer designated by the Board of Directors.

104.2         The Officer presiding over the shareholders’ meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting.

104.3         Shareholders need not vote by ballot on any question to be voted on by the shareholders unless required by vote of the shareholders before the voting on the question begins or by the Officer presiding.

Section 105. Notice of Meetings of Shareholders. Notice of the time and place of meetings of shareholders shall be given to each shareholder of record entitled to vote at such meeting by delivering personally or by first class or express mail, postage prepaid, or courier service, charges prepaid, to a shareholder’s postal address appearing on the books of the Corporation, or by facsimile transmission, e-mail or other electronic communication to a shareholder’s facsimile number or address for e-mail or other electronic communications supplied by the shareholder for the purpose of notice. Notice shall be in record form (defined by statute to mean inscribed on a tangible medium or stored in an electronic or other medium and retrievable in perceivable form). Notice shall be given at least twenty (20) days and not more than sixty (60) days prior to the meeting.

Section 106. Quorum; Action by Shareholders.

106.1         The presence, either in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering and acting upon such matter. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

106.2         Unless otherwise provided by statute, the Articles of Incorporation or these By-Laws, whenever any corporate action is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the shareholders entitled to vote thereon at a duly called meeting at which a quorum is present.

Section 107. Adjournments.

107.1 Adjournment or adjournments of any annual or special meeting may be taken, but any meeting at which Directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each, as may be directed by shareholders who are present, in person or by proxy, and who are entitled to vote, until such Directors have been elected.

107.2 If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of Directors, those who attend the adjourned meeting, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing Directors.

Section 108. Voting Shares. Except as otherwise provided in these By-Laws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each shareholder, on each matter submitted to a vote at a meeting of shareholders, shall have one vote for each share of common stock registered in the name of the shareholder on the books of the Corporation.

108.1         Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

108.2         As provided in the Articles of Incorporation, shareholders shall not be permitted to cumulate their votes for the election of Directors.

108.3         If, at any meeting of the shareholders due to a vacancy or vacancies or otherwise, Directors of more than one class of the Board of Directors are to be elected, each class of Directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

Section 109. Fixing Record Date. The Board of Directors of the Corporation may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than ninety (90) days prior to the date of the meeting of the shareholders.

109.1         Only shareholders of record on the date fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this Section.

109.2         When a determination of shareholders of record has been made as provided in this Section for purposes of a meeting, the determination shall apply to any adjournment of that meeting unless the Board fixes a new record date for the adjourned meeting.

Section 110. Proxies. A shareholder entitled to vote at a meeting of shareholders may vote either in person or by proxy executed or authenticated by the shareholder or the shareholder’s duly authorized attorney-in-fact in writing or by electronic message transmitted to the Secretary of the Corporation or its designated agent.

110.1         A telegram, telex, cablegram, datagram, e-mail or Internet communication, or other means of electronic transmission from a shareholder, or attorney-in-fact, or a photographic, facsimile, or similar reproduction of a writing executed by a shareholder or attorney-in-fact may be treated as properly executed or authenticated for purposes of this Section and shall be so treated if it sets forth or uses a confidential and unique identification number or other mark furnished by the Corporation to the shareholder for the purposes of a particular meeting or transaction.

110.2         A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation or its designated agent in writing or by electronic transmission. An unrevoked proxy shall not be valid after three years from the date of its signature, authentication or transmission unless a longer time is expressly provided in the proxy. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, notice in record form of the death or incapacity is given to the Secretary of the Corporation or its designated agent.

Section 111. Action by Shareholders Without a Meeting. Action by the shareholders without a meeting is prohibited by the Articles of Incorporation.

ARTICLE II. DIRECTORS AND BOARD MEETINGS.

Section 201. Management by Board of Directors. The business and affairs of the

Corporation shall be managed under the direction of its Board of Directors.

201.1         The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Articles of Incorporation, or these By-Laws directed or required to be exercised or done by the shareholders.

Section 202. Nomination for Directors. Nominations for Directors to be elected at an annual meeting of shareholders must be made in the manner provided in the Corporation’s Articles of Incorporation.

Section 203. Directors Must be Shareholders. Every independent Director must, at any given time, own outright (or jointly with the Director’s spouse) such minimum number of shares or minimum aggregate value of shares as the Board of Directors may establish from time to time by a duly adopted policy or resolution. The Board of Directors also may establish from time to time by duly adopted policy or resolution such additional or further requirements or conditions of share ownership for Directors as are not inconsistent with or in derogation of the other conditions and requirements set forth in the subsections of this Section 203.

203.1         Any independent Director, either elected or appointed, who does not own the requisite number of shares at the time of his or her initial election or appointment, must acquire outright ownership of such required number of shares within the first elected term of said directorship.

203.2         Any Director failing to meet the foregoing ownership requirement shall not be eligible for re-nomination as a director.

203.2.1      The occurrence of such an event shall be reported to the Board of Directors by the Secretary of the Corporation and shall constitute proper cause upon which the office of such Director may be declared vacant by the Board of Directors in accordance with the applicable provisions of the Articles of Incorporation.

203.3         In the event that these By-Laws are amended to increase the minimum number or minimum value of shares required to be owned by a Director, such requirement shall not apply to a sitting Director until re-election of that Director.

Section 204. Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by the remaining members of the Board even though less than a quorum.

204.1         Any Director elected to fill a vacancy in the Board of Directors shall become a member of the same class of Directors in which the vacancy existed.

204.2         If the vacancy is due to an increase in the number of Directors a majority of the members of the Board of Directors shall designate such Directorship as belonging to one of the three Board classes in order to maintain the three (3) classes of Directors as nearly equal in number as possible.

204.3         The term of office of each Director elected to fill a vacancy is governed by the Articles of Incorporation.

Section 205. Removal. Removal of a Director is governed by the Articles of Incorporation.

Section 206. Compensation of Directors. The Board of Directors, by resolution, shall have the authority to fix the compensation of Directors for their services as Directors.

206.1         The Corporation may reimburse Directors for expenses related to their duties as a member of the Board.

Section 207. Regular Meetings. A regular meeting of the Board of Directors shall be held annually, for reorganization, immediately following the annual meeting of shareholders at the place where such meeting of the shareholders is held or at such other place, date and time as a majority of the newly elected Board of Directors may designate. At such meeting, the Board of Directors shall set the date, time and place of regular meetings throughout the ensuing year which meetings then will be held without further notice.

Section 208. Special Meetings. Special meetings of the Board of Directors may be called by the Chair, the President, or three (3) or more members of the Board of Directors.

208.1         A special meeting of the Board of Directors shall be deemed to be any meeting other than a regular meeting of the Board of Directors

208.2         Notice of the time and place of every special meeting, which must specify the business to be transacted and which may be either verbal or in writing, shall be given by the Secretary of the Board to each member of the Board at least seventy-two (72) hours before the time of such meeting.

Section 209. Quorum; Action by the Board of Directors.

209.1         A majority of all of the members of the Board of Directors in office shall constitute a quorum for the transaction of business.

209.2         The acts of a majority of the Directors present and voting at any meeting of the Board of Directors at which a quorum is present, shall be the acts of the Board of Directors.

209.3         A Director, in his or her capacity as a Director, cannot vote by proxy or otherwise act by proxy.

Section 210. Action by Directors Without a Meeting. Any action which may be taken at a meeting of the Directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, is signed by all of the Directors, or all of the members of the committee, as the case may be.

210.1         A written consent transmitted to the Secretary of the Board in accordance with Section 110.1, shall be effective.

Section 211. Absentee Participation in Meetings. One (1) or more Directors may participate in a meeting of the Board of Directors, or of a committee of the Board, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other and all Directors so participating shall be deemed to be present at the meeting.

Section 212. Reports and Records. The reports of Officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting.

212.1         The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose.

212.2         When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.

Section 213. Director Retirement. A Director may resign at any time and shall automatically be retired from the Board of Directors effective on the date the member attains the age of 73, regardless of the term for which he or she was elected.

Section 214. Emeritus and Advisory Directors. The Board of Directors may appoint such Advisory Directors and Directors Emeritus as the Board of Directors shall determine from time to time. Advisory Directors and Directors Emeritus shall serve at the pleasure of the Board of Directors. The Board of Directors shall have the authority to fix the compensation of Advisory Directors and Directors Emeritus for their services as such in its discretion. Advisory Directors and Directors Emeritus may attend meetings of the Board of Directors upon the invitation of the Board of Directors but shall not have the power to vote.

ARTICLE III. COMMITTEES

Section 301. Committees. The Board of Directors may establish, from time to time, committees for such purposes and with such powers, as permitted by law, as the Board may determine.

Section 302. Appointment of Committee Members. The Board of Directors, upon recommendations from the Chair, shall elect the members of the committees of the Board, as well as their Chairs and Vice Chairs, to serve terms of office designated by the Board.

Section 303. Organization and Proceedings. Each committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other Officers, except the Chair and Vice Chair, as it may deem necessary.

303.1 A record of proceedings of all committees shall be kept by the Secretary of such Committee and filed with the Secretary of the Corporation and presented to the Board of Directors as provided as provided in Section 212.

ARTICLE IV. OFFICERS OF THE CORPORATION.

Section 401. Officers of the Corporation. The Officers of the Corporation shall be a President, a Secretary and a Treasurer, who shall be appointed by the Board of Directors. The Board of Directors also may appoint as additional officers one (1) or more Vice Presidents and such other Officers and Assistant Officers as the Board of Directors may from time to time deem advisable.

401.1         The same individual may hold any two (2) or more offices except both the offices of President and Secretary of the Corporation.

401.2         Each Officer shall hold his or her office until the next annual meeting of the Board of Directors, unless he or she shall resign or be removed at the pleasure of the Board of Directors.

401.3         Any Officer of the Corporation may be removed at any time, with or without cause, and regardless of the term for which such Officer was elected, but without prejudice to any contract right of such Officer.

Section 402. President. The President shall be the Chief Executive Officer of the Corporation and, subject to the oversight of the Board of Directors, shall have supervision of all of the departments and business of the Corporation and shall prescribe the duties of the other Officers and Employees and see to their proper performance.

402.1         In general, the President shall perform all the duties and exercise all the powers and authorities incident to such office or as prescribed by the Board of Directors.

402.2         The President shall be responsible for having all orders and resolutions of the Board of Directors carried into effect.

402.3         The President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that the signing and execution shall have been delegated to some other Officer or Agent of the Corporation by the Board of Directors or by the President.

402.4         The President shall be a member of the Board of Directors.

402.5         In the absence or disability of the Chair and Vice Chair of the Board or in the event of their refusal to act, the President shall preside at meetings of the Board.

Section 403. Vice Presidents. A Vice President shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors or the President.

403.1         The Board of Directors may designate certain Vice Presidents to be Executive, Senior or Administrative.

403.2         In the event of the absence or disability of the President or in the event of his or her refusal to act, the Vice Presidents, in the order of their rank as determined by the Board of Directors, and within the same rank in the order of their authority as determined by the Board of Directors, shall perform the duties and have the powers and authorities of the President, except to the extent inconsistent with applicable law.

Section 404. Secretary of the Corporation. The Secretary of the Corporation shall act under the supervision of the President or such other Officers as the Board of Directors or the President may designate.

404.1         Unless a designation to the contrary is made at a meeting, the Secretary of the Corporation shall attend all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose.

404.2         The Secretary of the Corporation shall give, or cause to be given, notice of all meetings of the shareholders.

404.3         The Secretary of the Corporation shall keep a seal of the Corporation, and, when authorized by the Board of Directors or the President, cause it to be affixed to any documents and instruments requiring it.

Section 405. Treasurer. The Treasurer shall act under the supervision of the President or such other Officers as the Board of Directors or the President may designate.

405.1         The Treasurer shall have custody of the Corporation’s money, funds, securities, fidelity and indemnity bonds and other valuables belonging to the Corporation, exclusive of assets held by the Corporation in a fiduciary capacity. The Treasurer shall see that proper records and accounts are kept and proper reports are made to the shareholders, Board of Directors and Officers, and that all laws and regulations are complied with relating thereto and with respect to making and filing registrations and other reports of any nature.

Section 406. Assistant Officers. Unless otherwise provided by the Board of Directors, each Assistant Officer shall perform such duties as shall be prescribed by the Board of Directors the President, or the Officer to whom he or she is an Assistant.

406.1         In the event of the absence or disability of an Officer or his or her refusal to act, the Assistant Officers shall, in the order of their rank as determined by the Board of Directors, and within the same rank in the order of their seniority, have the powers and authorities of such Officer.

Section 407. Compensation. The salaries and compensation of the President, Vice Presidents, Secretary of the Corporation, and Treasurer shall be fixed by the Board of Directors.

407.1         The salaries and compensation of all other Officers and Assistant Officers shall be fixed by or in the manner designated by the President.

Section 408. General Powers. The Officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.

ARTICLE V. OFFICERS OF THE BOARD OF DIRECTORS.

Section 501. Officers. The Officers of the Board of Directors shall be a Chair of the Board, a Vice Chair of the Board, and a Secretary of the Board, who may be the same person serving as Secretary of the Corporation.

Section 502. Chair and Vice Chair of the Board. The Board of Directors shall elect a Chair and Vice Chair of the Board at the annual meeting of the Board following each annual meeting of shareholders at which Directors are elected.

502.1         The Chair and the Vice Chair shall be members of the Board of Directors.

502.2         The Chair, or in his or her absence, disability, or refusal to act, the Vice Chair, shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board of Directors.

Section 503. Secretary of the Board. The Secretary of the Board shall act under the supervision of the Chair or such other Directors as the Chair may designate.

503.1         Unless a designation to the contrary is made at a meeting, the Secretary of the Board shall attend all meetings of the Board of Directors and record all of the proceedings of such meetings in a book to be kept for that purpose.

503.2         The Secretary of the Board shall give, or cause to be given, notice of all meetings of the Board of Directors.

503.3         The Secretary of the Board shall perform such other duties as may be prescribed by the Board of Directors or the Chair.

ARTICLE VI. SHARES OF CAPITAL STOCK.

Section 601. Authority to Sign Shares Certificates. Every share certificate of the Corporation shall be signed by the President and by the Secretary of the Corporation or one of the Assistant Secretaries of the Corporation and shall bear the corporate seal.

601.1         The signatures of the President and the Secretary of the Corporation or one of the Assistant Secretaries of the Corporation and the corporate seal may be a facsimile, engraved or printed.

Section 602. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have:

602.1         requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser;

602.2         provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors or the President or the Secretary of the Corporation indemnifying the Corporation against any loss that may arise from issuing a new certificate; and

602.3         satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the Board of Directors, or the President or the Secretary of the Corporation.

ARTICLE VII. DIVIDENDS AND FINANCE.

Section 701. Dividends. Dividends may be declared by the Board of Directors and paid by the Corporation from time to time and to such extent as the Board of Directors shall deem advisable, subject to the conditions and limitations imposed by applicable law and the Articles of Incorporation.

Section 702. Reserves. Before payment of any dividend, there may be set aside out of the net profits of the Corporation such sum or sums as the Directors from time to time in their absolute discretion deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any purpose.

702.1         Any net profits of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.

Section 703. Depositories. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate including, without limitation, a subsidiary bank or bank and trust company, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

ARTICLE VIII. PERSONAL LIABILITY OF DIRECTORS.

Section 801. To the extent set forth in the Corporation’s Articles of Incorporation, a Director of the Corporation shall not be personally liable for monetary damages for any action taken, or for the failure to take any action, as a Director.

ARTICLE IX. BUSINESS COMBINATIONS.

Section 901. Matters related to business combinations are governed by the Articles of Incorporation.

ARTICLE X. GENERAL.

Section 1001. Fiscal Year. The fiscal year of the Corporation shall begin on the first (1st) day of January in each year and end on the thirty-first (31st) day of December in each year.

Section 1002. Record Date: Notice. The Board of Directors of the Corporation may fix a time, not more than ninety (90) days prior to the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, conversion, or exchange of shares will be made or will go into effect as a record date for the determination of the shareholders entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights with respect to any such change, conversion, or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as aforesaid.

Section 1003. Emergency By-Laws. In the event of any emergency resulting from nuclear attack, other acts of war or terrorism, natural disaster, or similar calamities as a result of which a quorum of the Board of Directors cannot be readily assembled, and during the continuance of such emergency, the following By-Laws provisions shall be in effect, notwithstanding any other provisions of the By-Laws to the contrary:

1003.1 A meeting of the Board of Directors or of any of its committees may be called by any Officer or Director upon one (1) hour’s notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify.

1003.2 The Director or Directors in attendance at the meeting of the Board of Directors or of any committee shall constitute a quorum.

1003.3 These By-Laws may be amended or repealed, in whole or in part, by a majority vote of the Directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

1003.4 The state of emergency may be terminated at any time by the written signature of a majority of the Directors in office.

1003.5 The President or, in the absence of the President, the Officer in charge, shall make every effort to give notice of the emergency to the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation and the Federal Reserve Board, and shall make every reasonable effort to comply with all applicable laws and regulations under the circumstances.

Section 1004. Severability. If any provision of these By-Laws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these By-Laws and such other provisions shall continue in full force and effect.

ARTICLE XI. INDEMNIFICATION.

Section 1101. General.

1101.1 Subject to the limitations hereinafter set forth, the Corporation shall indemnify each director, officer, employee or agent of the Corporation or of any organization that he/she is serving as a director, officer, employee or agent at the request of the Corporation, and his/her heirs, executors or administrators, to the full extent permitted by law, against all judgments, fines, liabilities, and reasonable expenses (including, but not limited to, court costs, attorneys' fees and any amount paid in any settlement), which judgments, fines, liabilities and expenses were incurred or expended in connection with any claim, suit, action or proceeding, whether civil, criminal, administrative or investigative, and whether or not the indemnified liability arises or arose from any action by or in the right of the Corporation, in which he/she was involved because of anything he/she may have done or omitted to do as a director, officer, employee or agent of the Corporation or of any organization that he/she may have served as a director, officer, employee or agent at the request of the Corporation, but such indemnification can be made only if a determination is made as hereinafter provided that such indemnification should be made. Such indemnification shall not impair any other right any such person may have.

1101.2. Said indemnification can be made only if a determination has been made, with the advice of Counsel for the Corporation, by members of the Board of Directors not involved in the claim or proceeding, or by a disinterested person or persons named by said members of the Board of Directors not involved in the claim or proceeding, or by the shareholders or by independent legal counsel in a written opinion:

(a)    That the director, officer, employee or agent acted or failed to act, and in either case, in good faith, and in a manner he/she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful, and

(b)    That the amount of the proposed indemnification is reasonable, and

(c)    That the proposed indemnification is just and proper and can be legally made by the Corporation under then existing law, and

(d)    That the indemnification shall be made by the Corporation in an amount stated in the determination; provided, however, that the indemnification provided for herein shall not be available if the act or failure to act giving rise to the claim for indemnification has been determined by a court to have constituted willful misconduct or recklessness.

Section 1102. Advance Payment of Expenses. Expenses incurred by an officer, director, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

Section 1103. Insurance. The Corporation shall have the power to buy and maintain insurance and to establish and fund a self-insurance indemnification reserve fund on behalf of the directors, officers and employees and agents of the Corporation and persons serving at the request of the Corporation as a director, officer, employee or agent of another organization, against liability incurred in any such capacity, or arising out of his/her status as such.

Section 1104. Severability. The invalidity of any portion of this ARTICLE XI shall not affect the validity of the remainder hereof.

ARTICLE XII. AMENDMENT OR REPEAL.

Section 1201. Amendment or Repeal by the Board of Directors. These By-Laws may be amended or repealed, in whole or in part, by the Board of Directors at any regular or special meeting of the Board duly convened, subject to the power of the shareholders to change such action, provided that the Board of Directors shall not have the power to amend these Bylaws on any subject that is expressly committed to the shareholders by the express terms of these Bylaws, applicable law or otherwise.

1201.1 Notice need not be given of the purpose of the meeting of the Board of Directors at which the amendment or repeal is to be considered.

Section 1202. Recording Amendments and Repeals. The text of all amendments and repeals to these By-Laws shall be attached to these By-Laws with a notation of the date and vote of such amendment or repeal included on the Log maintained for such purpose.

ARTICLE XIII. ADOPTION, EFFECTIVE DATE, AND RESCISSION.

Section 1301. Date of Adoption. These By-Laws were approved by a Resolution of the Board of Directors the 21st day of October 2002.

Section 1302. Effective Date. These By-Laws shall become effective on December 10, 2002.

Section 1303. Rescission of Existing By-Laws. On such Effective Date all existing By-Laws of the Corporation shall be rescinded and considered null and void for all future purposes.

/s/ Robert K. Lynch

Secretary of the Corporation